Exhibit 10.1

AMENDMENT TO AMENDED AND RESTATED
ESCROW AGREEMENT

This Amendment to Amended and Restated Escrow Agreement (“Amendment”), dated as of the 24th day of June, 2005 (the “Effective Date”) is by and among Far East Energy Corporation (“FEEC”), ConocoPhillips China Inc. (“CPI”), and JP Morgan Trust Company (the “Escrow Agent”).

RECITALS

WHEREAS, the parties hereto are parties to that certain Amended and Restated Escrow Agreement with an effective date of December 17, 2004 (“Amended Escrow Agreement”).

WHEREAS, Section 4 of the Amended Escrow Agreement provides that, in the event FEEC has not completed drilling one Phase Two horizontal well by June 30, 2005, pursuant to that certain Shouyang Amended Farmout Agreement and that certain Qinnan Amended Farmout Agreement, the amount required to be held in escrow shall increase; and

WHEREAS, the parties hereto desire to postpone any such increase in the escrow amount under the Amended Escrow Agreement.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. In each instance where the Amended Escrow Agreement requires an increase in the amount held in escrow after June 30, 2005, the date therefor shall be amended to August 31, 2005.

2. This Amendment shall not effect any other provision of the Amended Escrow Agreement other than as expressly stated herein, and the parties otherwise ratify and affirm all other provisions of the Amended Escrow Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date set forth above.

FAR EAST ENERGY CORPORATION

By:	/s/ Bruce N. Huff

Bruce N. Huff Chief Financial Officer

CONOCOPHILLIPS CHINA INC.

By:	/s/ Steve Park

Steve Park Vice President

JP MORGAN TRUST COMPANY, N.A.,
As Escrow Agent

By:	/s/ May Ng

Name:	May Ng

Title:	Vice President, Trust Officer